SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 9, 2020

Date of Report (Date of Earliest Event Reported)

Salamander Innisbrook, LLC

 (Exact name of registrant as specified in its charter)

Florida	333-147447	26-0442888
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

36750 US Highway 19 North
Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

(727) 942-2000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 – Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On September 21, 2020, the Salamander Innisbrook, LLC (the “Company”) dismissed Frazier & Deeter, LLC (“F&D”) from its role as the Company’s independent registered public accounting firm.   The decision to dismiss F&D was approved by the Company’s sole member (the “Member”) in accordance with the Company’s operating agreement.

F&D’s audit reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and during the interim period through September 21, 2020 (the date of dismissal), (i) there have been no disagreements between the Company and F&D on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of F&D would have caused them to make reference thereto in their report on the Company’s financial statements; and (ii) except as described in the immediately following paragraph, there have been no “reportable events” as the term is defined in Item 304(a)(1)(v) of Regulation S-K.

As reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission on September 18, 2020 (the “Form 10-K”), management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2018 due to the material weakness described in Item 9A of the Form 10-K. The subject matter of this material weakness was discussed with the Audit Committee and F&D.

The Company provided a copy of the foregoing disclosures to F&D prior to the date of the filing of this report and requested that F&D furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter will be filed as an Exhibit to this Form 8-K within 2 business days following the Company’s receipt of such letter from F&D.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 8, 2020, the Company authorized the engagement of CohnReznick, LLP (“CohnReznick”) as its independent registered public accountant accounting firm for the fiscal year ended December 31, 2019. The Company’s formal engagement of CohnReznick remains subject to the completion by CohnReznick of its client acceptance processes. The decision to engage CohnReznick was approved by the Company’s Member.

Prior to engaging CohnReznick, the Company did not consult with CohnReznick regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by CohnReznick, in either case where written or oral advice provided by CohnReznick would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between the Company and the former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 – Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Salamander Innisbrook, LLC

By:	/s/ Dale Pelletier
Dale Pelletier
Chief Financial Officer

Dated:  October 9, 2020